Exhibit 10.1

FIRST AMENDMENT

TO

LANDLORD LETTER OF CREDIT & WARRANT ISSUANCE AGREEMENT

THIS FIRST AMENDMENT TO THE LANDLORD LETTER OF CREDIT & WARRANT ISSUANCE AGREEMENT (the “First Amendment”) is deemed to be effective as of August 28, 2019 (the “Effective Date”), by and among Jaguar Health, Inc. a Delaware corporation (“Company”), and Pacific Capital Management, LLC, a California Limited liability company (“LC Facilitator”).

RECITALS

A.                                    The parties entered into the Landlord Letter of Credit & Warrant Issuance Agreement as of August 28, 2018 (the “Agreement”).

B.                                    Pursuant to the Agreement LC Facilitator caused its financial institution to issue the Letter of Credit in the amount of $475,000.00 on behalf of Company in favor of Company’s Landlord in accordance with the terms of the Lease to secure Company’s obligations thereunder as further specified under the Letter of Credit.

C.                                    The parties wish to extend the date on which the Letter of Credit is required to be released and replaced by a new letter of credit not provided or guaranteed by LC Facilitator.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Company and LC Facilitator hereby agree as follows:

1.              LC Facilitator hereby waives enforcement of Section 1.c of the Agreement (the “Replacement Requirement”).

2.              The following is added as Section 1.d to the Agreement:

d.              Letter of Credit Extension and Replacement. If LC Facilitator waives the Replacement Requirement, the Letter of Credit shall remain in effect until the earlier of (i) the Letter of Credit being released and replaced by a new letter of credit not provided or guaranteed by LC Facilitator and (ii) November 28, 2019.  As consideration for the waiver of the Replacement Requirement and LC Facilitator’s agreement to allow the Letter of Credit to remain in effect beyond August 28, 2019, Company shall compensate LC Facilitator for each period that the Letter of Credit remains in place as follows

Period
Period	Amount
August 29, 2019 to September 28, 2019	$15,000.00
September 29, 2019 to October 28, 2019	$15,000.00
October 29, 2019 to November 28, 2019	$15,000.00

In the event that the Letter of Credit is only in effect for a portion of a period, the amount owed for such partial period shall be pro-rated for the actual number of days that the Letter of Credit was in effect during such partial period.  For example, if the

Letter of Credit is replaced on November 12, 2019, the amount due for the period of October 29, 2019 through November 12, 2019 would be equal to $7,258.06 ($15,000 x (15 days outstanding/31 days in the period)).

Payment for the amount of time that the Letter of Credit remains outstanding between August 29, 2019 and November 28, 2019 will be payable on the date that the Letter of Credit is being released and replaced by a new letter of credit not provided or guaranteed by LC Facilitator.  Provided, however, in no event shall the payment be made later than November 28, 2019.

Company shall notify LC Facilitator of Company’s plan to release and replace the Letter of Credit on or before November 1, 2019.

3.              Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect as of the date hereof.

4.              All capitalized terms used in this First Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

5.              This First Amendment may be executed in multiple originals, each of which is deemed to be an original, and may be signed in counterparts.

COMPANY:
JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Lisa A. Conte
President and CEO

LC FACILITATOR:
PACIFIC CAPITAL MANAGENT, LLC

By:	/s/ Jonathan Glaser

	Name:	Jonathan Glaser

	Title:	Managing Member